Confirming Statement

This statement confirms that the undersigned have authorized and designated Jason F. Hughes to execute and file on behalf of the undersigned all forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the undersigned’s ownership of or transactions in securities of AppFolio, Inc.  The authority granted under this statement shall continue until the undersigned is no longer required to file forms under Section 16 of the Exchange Act with respect to the ownership of or transactions in the securities of AppFolio, Inc., unless earlier revoked in writing.

Clarity Ventures, Inc.

By: /s/ Steven L. Karan	12/30/15
Name: Steven L. Karan	Date
Title: President

Clarity Ventures, L.P.

By: Clarity Ventures, Inc., General Partner

By: /s/ Steven L. Karan	12/30/15
Name: Steven L. Karan	Date
Title: President

Meadowridge Ventures, L.P.

By: Clarity Ventures, Inc., General Partner

By: /s/ Steven L. Karan	12/30/15
Name: Steven L. Karan	Date
Title: President

Steven L. Karan Revocable Trust dated the 29th day of October, 2014

By: /s/ Steven L. Karan	12/30/15
Name: Steven L. Karan	Date
Title: Trustee

[Signature Page to Confirming Statement]

Hughes Family Trust dated 8/7/03

By: By: /s/ Jason F. Hughes	12/30/15
Name: Jason F. Hughes	Date
Title: Co-Trustee

Individuals

By: /s/ Steven L. Karan	12/30/15
Name: Steven L. Karan	Date

By: /s/ Jason F. Hughes	12/30/15
Name: Jason F. Hughes	Date

[Signature Page to Confirming Statement]